                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                               SEPTEMBER 12, 2000
         ---------------------------------------------------------------
                Date of Report (Date of earliest event reported)

                                WEBMD CORPORATION
         ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                        0-24975                94-3236644
---------------------------------  ------------------------  -------------------
 (State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
         incorporation)                                      Identification No.)


                             400 THE LENOX BUILDING
                             3399 PEACHTREE ROAD NE
                             ATLANTA, GEORGIA 30326
      ---------------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (404) 495-7600
      ---------------------------------------------------------------------
              (Registrant's telephone number, including area code)


      ---------------------------------------------------------------------
             (Former name or address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         On September 13, 2000, Registrant filed its Current Report on Form 8-K describing its acquisition of Medical Manager Corporation and CareInsite, Inc. Financial statements for the acquired business and pro forma information that were not available at the time of the initial filing of the Current Report on Form 8-K are provided in this Current Report on Form 8-K/A.

         (a)      Financial Statements of Businesses Acquired

         The following historical financial statements and notes thereto are of Medical Manager Corporation and Subsidiaries prior to the consummation of the acquisition and are attached hereto at pages F-1 to F-27.

         -        Report of Independent Public Accountants
         -        Consolidated Balance sheet as of June 30, 2000
         -        Consolidated Statement of Operations for the year ended June
                  30, 2000
         - Consolidated Statement of Changes in Stockholders' Equity for the year ended June 30, 2000
         -        Consolidated Statement of Cash Flows for the year ended June
                  30, 2000
         -        Notes to Consolidated Financial Statements

         (b)      Pro Forma Financial Information

         The following pro forma financial statements and notes thereto are attached hereto at pages PF-1 to PF-13.

         - Pro Forma Condensed Combined with Medical Manager and CareInsite Statement of Operations for the year ended December 31, 1999 (unaudited)

         - Pro Forma Condensed Combined with Medical Manager and CareInsite Statement of Operations for the nine months ended September 30, 2000 (unaudited)

         - Notes to Pro Forma Condensed Combined with Medical Manager and CareInsite Financial Information (unaudited)

         - Pro Forma Condensed Combined Statements of Operations with WebMD, Inc., MedE America, Medcast, The News Corporation Strategic Alliance, Kinetra and Envoy for the year ended December 31, 1999 (unaudited)

         - Pro Forma Condensed Combined Statement of Operations with Envoy for the nine months ended September 30, 2000 (unaudited)

         - Notes to Pro Forma Condensed Statements of Operations Combined with WebMD, Inc., MedE America, Medcast, The News Corporation Strategic Alliance, Kinetra and Envoy (unaudited)

         - Pro Forma Combined Condensed Statement of Operations of Medical Manager with Physician Computer Network for the twelve months ended December 31, 1999 (unaudited)

         - Pro Forma Combined Condensed Statement of Operations of Medical Manager with Physician Computer Network for the nine months ended September 30, 2000 (unaudited)

         - Notes to Pro Forma Combined Condensed Financial Statements of Medical Manager with Physician Computer Network (unaudited)

         (c)      Exhibits


         Exhibit 3.1*      Tenth Amended and Restated Certificate of
                           Incorporation of the Registrant, as amended, including Certificate of Designations of the Series A
                           Payment-in-Kind Preferred Stock of the Registrant and
                           Certificate of Designations of the Series B
                           Convertible Redeemable Preferred Stock of the
                           Registrant
         Exhibit  3.2*     Amended and Restated Bylaws of the Registrant
         Exhibit  23.1     Consent of Independent Public Accountants
         Exhibit  99.1*    Press release dated September 12, 2000, titled
                           "WebMD Announces Completion of Medical Manager,
                           CareInsite, and OnHealth Network Transactions"

         *Previously Filed

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 WEBMD CORPORATION



                                 By: /s/ Anthony Vuolo
                                     -------------------------------------------
                                     Anthony Vuolo
                                     Executive Vice President and
                                     Chief Financial Officer


Dated:  November 27, 2000

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS

                                                                                    Page
                                                                                    ----
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                             F-2

FINANCIAL STATEMENTS:
         Consolidated Balance Sheet as of June 30, 2000                              F-3
         Consolidated Statement of Operations for the Year Ended June 30, 2000       F-4
         Consolidated Statement of Changes in Stockholders' Equity
            for the Year Ended June 30, 2000                                         F-5
         Consolidated Statement of Cash Flows for the Year Ended June 30, 2000       F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                           F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Medical Manager Corporation:

We have audited the accompanying consolidated balance sheet of Medical Manager Corporation (a Delaware Corporation) and subsidiaries (formerly Synetic, Inc.) as of June 30, 2000, and the related consolidated statement of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Manager Corporation and subsidiaries as of June 30, 2000 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.


                            /S/ ARTHUR ANDERSEN, LLP


New York, New York
October 20, 2000

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2000
                        (IN THOUSANDS, EXCEPT SHARE DATA)


ASSETS

CURRENT ASSETS:
     Cash and cash equivalents                                                                           $    67,268
     Marketable securities                                                                                    50,467
     Accounts receivable, net of allowances for doubtful accounts and sales returns
       of $7,788 at June 30, 2000                                                                             77,952
     Inventories                                                                                              18,037
     Other current assets                                                                                     22,849
                                                                                                         -----------
     Total current assets                                                                                    236,573
                                                                                                         -----------

PROPERTY, PLANT AND EQUIPMENT:
     Land and improvements                                                                                     3,566
     Buildings and improvements                                                                               23,535
     Machinery and equipment                                                                                  74,384
     Furniture and fixtures                                                                                    8,647
     Construction in progress                                                                                 13,196
                                                                                                         -----------
                                                                                                             123,328
     Less:  Accumulated depreciation                                                                         (48,640)
                                                                                                         -----------
     Property, plant and equipment, net                                                                       74,688
                                                                                                         -----------

OTHER ASSETS:
     Marketable securities                                                                                   245,017
     Capitalized software development costs, net of accumulated amortization of
       $3,655 at June 30, 2000                                                                                27,675
     Goodwill and other intangible assets, net of accumulated amortization of $37,379 at June 30, 2000       431,159
     Other                                                                                                    13,653
                                                                                                         -----------
     Total other assets                                                                                      717,504
                                                                                                         -----------
                                                                                                         $ 1,028,765
                                                                                                         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Notes payable                                                                                       $     3,213
     Accounts payable                                                                                         16,196
     Accrued and other liabilities                                                                            47,289
     Customer deposits and deferred maintenance revenue                                                       25,834
     Income taxes payable                                                                                      5,757
                                                                                                         -----------
         Total current liabilities                                                                            98,289
                                                                                                         -----------

LONG-TERM DEBT, LESS CURRENT PORTION                                                                          12,276
                                                                                                         -----------

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY                                                                 119,938
                                                                                                         -----------

OTHER LIABILITIES                                                                                             54,853
                                                                                                         -----------

COMMITMENTS AND CONTINGENCIES (NOTE 10)

STOCKHOLDERS' EQUITY:
     Preferred stock, $.01 par value; 10,000,000 shares authorized; none issued                                   --
     Common stock, $.01 par value; 300,000,000 shares authorized; 46,062,887 shares issued; 40,794,424           461
        shares issued and outstanding at June 30, 2000
     Paid-in capital                                                                                         741,753
     Retained earnings                                                                                        41,877
     Treasury stock, at cost; 5,268,463 shares at June 30, 2000                                              (38,287)
     Accumulated other comprehensive loss                                                                     (2,395)
                                                                                                         -----------
         Total stockholders' equity                                                                          743,409
                                                                                                         -----------
                                                                                                         $ 1,028,765
                                                                                                         ===========

The accompanying notes to financial statements are an integral part of this balance sheet.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

NET REVENUES                                                                    $   368,048
                                                                                -----------

COSTS AND EXPENSES:
     Cost of revenues                                                               195,259
     Selling, general and administrative                                            130,622
     Research and development                                                        36,164
     Minority interest in CareInsite                                                (15,027)
     Net gain on sale of investments                                                (24,887)
     Litigation costs                                                                 1,950
     Merger costs                                                                    24,712
     Depreciation and amortization                                                   48,904
     Interest and other income                                                      (26,349)
     Interest expense                                                                 6,184
                                                                                -----------
                                                                                    377,532
                                                                                -----------
         Loss before provision for income taxes                                      (9,484)

PROVISION FOR INCOME TAXES                                                           14,098
                                                                                -----------
         Net loss                                                               $   (23,582)
                                                                                ===========

NET LOSS PER SHARE - BASIC AND DILUTED:
         Net loss per share                                                     $     (0.63)
                                                                                ===========
         Weighted average shares outstanding                                         37,720
                                                                                ===========

The accompanying notes are an integral part of this consolidated statement.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                        FOR THE YEAR ENDED JUNE 30, 2000
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                           Common Stock
                                                       -------------------
                                                       Number of              Paid-In    Retained   Treasury
                                                        Shares      Amount    Capital    Earnings    Stock
                                                       ---------   -------   ---------   --------   --------
BALANCE, June 30, 1999                                   41,104    $   411   $ 455,699   $ 68,441   $(38,287)

  Net loss                                                   --         --          --    (23,582)        --
  Foreign currency translation adjustment                    --         --          --         --         --
  Unrealized loss on marketable securities                   --         --          --         --         --
  Comprehensive loss                                         --         --          --         --         --
  Adjustment for poolings treated prospectively             118          1       1,283     (1,973)        --

  Dividends                                                  --         --          --     (1,009)        --
  Increase in carrying value of CareInsite                   --         --      17,761         --         --
  Issuance of common stock for acquired companies         1,449         14      77,922         --         --
  Purchase of 40,000 shares of common stock for
    treasury                                                 --         --          --         --     (2,156)
  Issuance of common stock  for exercise of
    stock options, warrants, 401(k) plan,
    bonus payment and redemption of convertible
    securities                                            3,392         35     189,088         --      2,156
                                                       --------    -------   ---------   --------   --------

BALANCE, June 30, 2000                                   46,063    $   461   $ 741,753   $ 41,877   $(38,287)
                                                       ========    =======   =========   ========   ========
                                                        Accumulated
                                                           Other        Total
                                                       Comprehensive Stockholders'
                                                            Loss        Equity
                                                       ------------- -------------
BALANCE, June 30, 1999                                    $   (921)    $ 485,343

  Net loss                                                      --       (23,582)
  Foreign currency translation adjustment                     (970)         (970)
  Unrealized loss on marketable securities                    (504)         (504)
                                                                       ---------
  Comprehensive loss                                            --       (25,056)
  Adjustment for poolings treated prospectively                 --          (689)

  Dividends                                                     --        (1,009)
  Increase in carrying value of CareInsite                      --        17,761
  Issuance of common stock for acquired companies               --        77,936
  Purchase of 40,000 shares of common stock for
    treasury                                                    --        (2,156)
  Issuance of common stock  for exercise of
    stock options, warrants, 401(k) plan,
    bonus payment and redemption of convertible
    securities                                                  --       191,279
                                                          --------     ---------
BALANCE, June 30, 2000                                    $ (2,395)    $ 743,409
                                                          ========     =========

The accompanying notes are an integral part of this consolidated statement.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED JUNE 30, 2000
                                 (IN THOUSANDS)

CASH FLOWS USED IN OPERATING ACTIVITIES:
     Net loss                                                                                            $   (23,582)
     Adjustments to reconcile net loss to net cash used in operating activities:
         Net gain on sale of investments                                                                     (24,887)
         Depreciation and amortization                                                                        48,904
         Deferred income taxes                                                                                 3,546
         Write-off of equipment                                                                                  540
         Net loss from investment in unconsolidated affiliate                                                    895
         Minority interest in net loss in consolidated subsidiary                                            (15,027)
     Changes in operating assets and liabilities, net of the effects of acquisitions:
         Accounts receivable, net                                                                            (12,693)
         Inventories                                                                                           1,640
         Other assets                                                                                         (2,207)
         Accounts payable                                                                                     (5,591)
         Accrued liabilities                                                                                 (16,347)
         Other liabilities                                                                                     3,807
         Income taxes payable                                                                                   (462)
         Customer deposits and deferred maintenance revenue                                                   (6,325)
                                                                                                         -----------
              Net cash used in operating activities                                                          (47,789)
                                                                                                         -----------

CASH FLOWS USED IN INVESTING ACTIVITIES:
         Maturities and redemptions of marketable securities                                                  67,518
         Purchases of marketable securities                                                                  (90,421)
         Proceeds from sale of investments                                                                    50,394
         Capital expenditures, net                                                                           (25,573)
         Cash acquired from poolings treated prospectively                                                       (54)
         Net cash paid for acquired businesses                                                               (68,678)
         Purchase of other investments                                                                        (6,000)
                                                                                                         -----------
              Net cash used in investing activities                                                          (72,814)
                                                                                                         -----------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
         Purchases of treasury stock                                                                     $    (2,156)
         Proceeds from exercise of stock options, warrants and 401(k) issuances, including related tax
         benefits                                                                                             32,610
         Repurchase of Convertible Debentures                                                                   (274)
         Proceeds from CareInsite's sale of Convertible Redeemable Preferred Stock                            10,000
         Payments on long-term debt                                                                           (1,923)
         Payments on notes payable                                                                            (4,220)
         Dividends                                                                                            (1,059)
                                                                                                         -----------
              Net cash provided by financing activities                                                       32,978
                                                                                                         -----------
              Net decrease in cash and cash equivalents                                                      (87,625)

CASH AND CASH EQUIVALENTS, beginning of period                                                               154,893
                                                                                                         -----------

CASH AND CASH EQUIVALENTS, end of period                                                                 $    67,268
                                                                                                         ===========

The accompanying notes are an integral part of this consolidated statement.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2000


1.       NATURE OF OPERATIONS AND SUMMARY
         OF SIGNIFICANT ACCOUNTING POLICIES

On July 23, 1999, Medical Manager Corporation (the "Company") (formerly known as Synetic, Inc.) acquired all of the outstanding stock of Medical Manager Health Systems, Inc. ("Health Systems") (formerly known as Medical Manager Corporation) in exchange for 14,109,455 newly issued shares of Medical Manager Corporation common stock. In connection with this merger, Synetic, Inc. changed its name to Medical Manager Corporation. The merger was accounted for as a tax-free pooling-of-interests. Additionally, the Company executed and closed agreements to acquire the following companies in exchange for 1,089,126 newly issued shares of Medical Manager common stock: Clinical Management Solutions, Inc. ("Clinical"), MicroSense, Inc., Resource America, Inc., Service Dimensions, Inc., Terry Kidd, Inc., d/b/a TKI Computer Services ("TKI"), PSI Computer Systems, Direct 1 Medical, Inc., Versyss-MidSouth Business Systems, Inc., Briar Hill Enterprises, Inc. ("Briar Hill"), Aztec Financial, Inc., Innovative Healthcare Solutions, Inc., Altman Information Systems, Inc., Medical Software Specialists, Inc., Americlaims, Ltd., MedsAmerica, Inc., Medical Office Management Solutions, Inc. and HealthPro Solutions, Inc. ("HealthPro"). These acquisitions were accounted for by the pooling of interests method. The Company's consolidated financial statements reflect the historical operations of the Company for all years prior to the business combinations, and have been retroactively restated to include the financial position, results of operations and cash flows of Health Systems and the acquired companies (collectively "MMHS").

During the year ended June 30, 2000, the Company recorded $17,991,000 of acquisition and related expenses primarily related to the acquisition of MMHS. The major components of this charge are as follows: $10,567,000 of transaction costs such as financial advisory fees, professional fees and printing fees; $5,718,000 of amounts vested, as a result of the acquisition, under certain MMHS employment agreements; $1,259,000 of acquisition related severance costs attributable to employees terminated or notified of termination as of September 30, 1999; and $447,000 of other related expenses.

The consolidated financial statements of the Company include reclassifications made to conform financial statement presentation of MMHS to that of the Company.

The Company has two operating segments: physician services and plastics and filtration technologies.

The Company's physician services business is conducted through its wholly-owned subsidiary, MMHS, and through its majority-owned subsidiary, CareInsite, Inc. ("CareInsite"). MMHS is a leading provider of comprehensive physician practice management information systems to independent physicians, independent practice associations, management service organizations, physician practice management organizations, management care organizations and other providers of health care services in the United States. MMHS develops, markets and supports the Medical Manager practice management system, which addresses the financial, administrative, clinical and practice management needs of physician practices.

In January 1999, the Company formed CareInsite and contributed to it substantially all of the assets and liabilities of the Company's healthcare electronic commerce business. CareInsite is in the development stage. CareInsite intends to provide a broad range of healthcare electronic commerce services which will leverage Internet technology to improve communication among physicians, payers, suppliers and patients and is developing a comprehensive set of transaction, messaging and content services to the healthcare industry participants. The provision of products and services using Internet technology in the healthcare electronic commerce industry is subject to risks, including but not limited, to those associated with competition from existing companies offering the same or similar services, uncertainty with respect to market acceptance of its products and services, rapid technological change, management of growth, availability of future capital and minimal previous record of operations or earnings.

On June 16, 1999, CareInsite completed its initial public offering of 6,497,500 shares of its common stock (the "Offering"). The net proceeds of the Offering were approximately $106,446,000. The Company currently owns 67.4% of CareInsite.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2000


The Company's plastics and filtration technologies business is conducted through Porex Technologies Corp. and its affiliated companies ("Porex"). Over the past 37 years Porex has established a leading reputation in the porous plastics industry as a designer, manufacturer and distributor of porous and solid plastic components and products. Porex's porous and solid plastic components and products are used by other manufacturers in a wide range of healthcare, consumer, life sciences and industrial applications primarily to filter, wick, diffuse, drain, vent or control the flow of fluids or gases.

Definitive Agreement with Healtheon/WebMD Corporation

On February 13, 2000, the Company and CareInsite signed definitive agreements (the "Healtheon/WebMD Agreements") to be acquired by Healtheon/WebMD Corporation ("Healtheon/WebMD"). Under the terms of the agreements, as amended on June 18, 2000, Healtheon/WebMD will pay 2.5 shares of Healtheon/WebMD common stock for each share of the Company's common stock and 1.3 shares for each share of CareInsite's common stock not owned by the Company. The acquisitions, which will be accounted for as purchase transactions, were completed on September 12, 2000. During the year ended June 30, 2000, the Company recorded $6,721,000 of merger and related expenses primarily related to the merger with Healtheon/WebMD. The majority of these costs were transaction costs such as financial advisory fees and professional fees.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned operating subsidiaries, including MMHS and Porex, and its majority owned subsidiary, CareInsite, after elimination of all material intercompany accounts and transactions.

Foreign Currency Translation

Assets and liabilities of Porex's foreign manufacturing facilities are maintained in their functional currency and translated into U.S. dollars at the exchange rate on the balance sheet date. Revenues, costs and expenses are translated at average exchange rates during the year. Foreign currency translation adjustments resulting from this process are charged or credited to accumulated other comprehensive loss in stockholders' equity.

Revenue Recognition

Revenue is recognized for plastic and filtration technology products upon shipment, net of sales returns and allowances. Service revenues are recognized as services are performed. Revenue from software licenses is recognized upon sale and shipment in accordance with Statement of Position 97-2, " Software Revenue Recognition," ("SOP 97-2"). SOP 97-2 requires the total contract revenue to be allocated to the various elements of the contract based upon objective evidence of the fair values of such elements and allows for only the allocated revenue to be recognized upon completion of those elements. Amounts billed in advance of recognized revenue are deferred. Revenue from support and maintenance contracts is recognized as the services are performed ratably over the contract period, which typically does not exceed one year. Revenue from other services are recognized as they are provided. Certain expenses are allocated between the cost of revenue for systems and maintenance and other based upon revenue, which basis management believes to be reasonable.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2000


Cash and Cash Equivalents

The Company considers all investment instruments with an original maturity of three months or less to be the equivalent of cash for purposes of balance sheet presentation and for the consolidated statement of cash flows. These short-term investments are stated at cost, which approximates market.

Marketable Securities

Management determines the appropriate classification of its investments in debt securities at the time of purchase and re-evaluates such determinations at each balance sheet date. Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are carried at cost, net of unamortized premium or discount. Debt securities for which the Company does not have the intent or ability to hold to maturity are classified as available-for-sale. Available-for-sale securities are carried at fair value as of the balance sheet date. At June 30, 2000, the Company's investments consisted principally of U.S. Treasury Notes and Federal Agency Notes. These investments had an aggregate market value of $291,311,000 at June 30, 2000. Of the investments at June 30, 2000, debt securities with a cost of $50,000,000 were classified as available-for-sale maturing within one year. Unrealized losses on these securities were ($445,000) at June 30, 2000. At June 30, 2000, gross unrealized losses pertaining to marketable securities and other investments were ($4,618,000). Gains and losses on the sale of marketable securities and other investments are calculated using the specific identification method. During the year ended June 30, 2000, the Company recorded a net gain of $24,887,000 primarily related to the sale by CareInsite of common stock of a publicly held company. These shares were acquired through the conversion of its $2,000,000 investment in Series B Preferred Stock of a privately held company, which was subsequently merged into this publicly held company.

Inventories

Inventories are stated at the lower of (first-in, first-out) cost or market. Cost for manufactured products includes raw materials, direct labor, and manufacturing overhead. Market is based on current replacement cost for raw materials and supplies and on net realizable value for work-in-process, finished goods and peripheral computer equipment. Inventories consisted of the following (in thousands) as of June 30, 2000-

Raw materials and supplies          $ 5,878
Work-in-process                       1,809
Finished goods                        7,420
Peripheral computer equipment         2,930
                                    -------
                                    $18,037
                                    =======

Property, Plant and Equipment

Property, plant and equipment are stated at cost. For financial reporting purposes, depreciation is provided principally on the straight-line method over the estimated useful lives of the assets. Annual depreciation rates range from 7% to 8% for land improvements, from 2% to 5% for buildings and improvements and from 9% to 33% for machinery and equipment and furniture and fixtures. For income tax purposes, certain assets are depreciated using accelerated methods. Expenditures for maintenance, repair and renewals of minor items are charged to operations as incurred. Major betterments are capitalized.

Product Development Costs

         Software

Costs in the software development process, which are classified as research and development costs, are expensed as incurred until technological feasibility has been established. Once technological feasibility has been established, software development costs, if significant, are capitalized until the software is commercially available. Costs

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2000


capitalized include direct labor and related overhead for software produced by CareInsite and the costs of software licensed from third parties. Such costs are recorded at the lower of unamortized cost or net realizable value.

Software licensed from vendors primarily relates to the perpetual software licenses obtained from Cerner Corporation ("Cerner"). Amortization expense related to capitalized software costs, which are being amortized over 5 years, was $3,655,000 for the year ended June 30, 2000.

         Plastics and Filtration Technologies

The Company incurs costs for the development of new and improved products, product applications and manufacturing processes using porous and injection molded plastics. These development costs are expensed as incurred.

Accrued and Other Liabilities

Accrued and other liabilities consisted of the following (in thousands) as of June 30, 2000-

Accrued payroll and benefit costs            $17,803
Accrued professional fees                      9,121
Accrued legal costs                            4,018
Accrued non-income taxes                       4,519
Accrued commission                             2,145
Other                                          9,683
                                             -------
Total                                        $47,289
                                             =======

Income Taxes

The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which uses the liability method to calculate deferred income taxes. The realization of deferred tax assets is based on historical tax positions and expectations about future taxable income (See Note 7). A valuation allowance is provided against the future benefits of deferred tax assets if it is determined that it is more likely than not that the future tax benefits associated with the deferred tax asset will not be realized.

Net Loss Per Share

The Company reports earnings per share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"). Under SFAS No. 128, basic net income per share is computed by dividing net income by the weighted-average number of common shares outstanding for the period. Diluted net income per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

Goodwill and Other Intangible Assets

Goodwill, which represents the excess of purchase price and related costs over the value assigned to the net tangible assets of businesses acquired, is amortized on a straight line basis over periods ranging from three to 20 years for physician services acquisitions and 35 to 40 years for plastics and filtration technologies acquisitions. Other intangible assets primarily relate to patented and unpatented technologies and trade names and are amortized on a straight line basis over periods ranging from 19 to 40 years.

Accounting for Stock-Based Compensation

As permitted by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), the Company has elected to continue following the guidance of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), for measurement

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2000


and recognition of stock-based transactions with employees and non-employee directors. The Company discloses on a pro forma basis both net income and earnings per share as if the fair value based accounting method were used and the difference between compensation cost recognized under APB No. 25 and the fair value method of SFAS No. 123 (See Note 9).

Recently Adopted Accounting Standards

The Company adopted Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," ("SOP 98-1") effective July 1, 1999. SOP 98-1 requires that entities capitalize certain costs related to internal-use software once certain criteria have been met. Adoption of SOP 98-1 had no material impact on the Company's financial position or results of operations.

The Company adopted Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," ("SOP 98-5") effective July 1, 1999. SOP 98-5 requires that entities expense start-up costs as incurred. Adoption of SOP 98-5 had no impact on the Company's financial position or results of operations.

Recently Issued Accounting Standards

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivatives and Hedging Activities" ("SFAS No. 133"), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. In July 1999, the FASB issued Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133", which amends SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 2000, the FASB issued Statement of Financial Accounting Standards No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" ("SFAS No. 138"), which amends the accounting and reporting requirements of SFAS No. 133 for certain derivative instruments and certain hedging activities. SFAS No. 138 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company believes that the impact of the adoption of these standards, as amended, would not have a material effect on the Company's results of operations, financial position or cash flow.

2.       ACQUISITIONS

Plastics and Filtration Technologies Acquisitions

         Mupor, LTD

On November 18, 1999, the Company completed the acquisition of Mupor LTD, located in Scotland, United Kingdom for $2,420,000 in cash. The acquisition was accounted for using the purchase method of accounting with the purchase price being allocated to assets acquired based on their estimated fair values. Mupor LTD's results of operations have been included in the Company's financial statements beginning November 18, 1999. The goodwill is being amortized on a straight-line basis over a period of 40 years.

Physician Services

         Pooling-of-Interests Transactions

During the three months ended September 30, 1999, the Company acquired the following resellers of the Medical Manager Software: Computer Business Solutions, Inc. based in Indianapolis, Indiana and Modern Business Machines, Inc. based in Chadron, Nebraska. The Company also acquired LaPook Lear Systems, Inc. located in New York, New York (the "First Quarter Acquired Companies"). The aggregate consideration paid for the First Quarter Acquired Companies was 98,390 shares of the Company's common stock. The acquisitions of the First Quarter Acquired Companies were accounted for using the pooling-of-interests method of accounting. The Company's results of operations and cash flows for the year ended June 30, 2000 reflect the results of operations and cash flows

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2000


of the First Quarter Acquired Companies as if they were acquired as of July 1, 1999. Prior periods have not been restated as the combined results would not be materially different from the results as previously presented.

During the three months ended December 31, 1999, the Company acquired the following companies: Clinical Management Solutions, Inc. based in Norcross, Georgia; MicroSense, Inc. based in Springfield, Missouri; Resource America, Inc. based in Louisville, Kentucky; Service Dimensions, Inc. based in Overland Park, Kansas; Terry Kidd, Inc., d/b/a TKI Computer Services based in Benton, Arkansas; and PSI Computer Systems based in Highland, California (the "Second Quarter Acquired Companies"). The aggregate consideration paid for the Second Quarter Acquired Companies was 125,486 shares of the Company's common stock. The acquisitions of the Second Quarter Acquired Companies were accounted for using the pooling-of-interests method of accounting. The financial statements reflect the historical operations of the Company for all periods prior to the business combinations, and have been retroactively restated to include the financial position, results of operations and cash flows of the Second Quarter Acquired Companies. The accompanying financial statements include revenue and net income of the Second Quarter Acquired Companies prior to the date of acquisition of $7,093,000 and $810,000 for the year ended June 30, 2000.

During the three months ended March 31, 2000, the Company acquired the following companies: Direct 1 Medical, Inc., based in Marietta, Georgia; Versyss-MidSouth Business Systems, Inc., based in Memphis, Tennessee; Briar Hill Enterprises, Inc., based in Northbrook, Illinois; Aztec Financial, Inc., based in Fort Myers, Florida; Innovative Healthcare Solutions, Inc., based in Chicago, Illinois; Altman Information Systems, Inc., based in Chicago, Illinois; Medical Software Specialists, Inc., based in Galesburg, Illinois; Americlaims, Ltd., based in Beaumont, Texas; MedsAmerica, Inc., based in Houston, Texas; Medical Office Management Solutions, Inc., based in Little Rock, Arkansas; and Health Pro Solutions, Inc., based in Windsor, California (the "Third Quarter Acquired Companies"). The aggregate consideration paid for the Third Quarter Acquired Companies was 963,640 shares of the Company's common stock. The acquisitions of the Third Quarter Acquired Companies were accounted for using the pooling-of-interests method of accounting. The financial statements reflect the historical operations of the Company for all periods prior to the business combinations, and have been retroactively restated to include the financial position, results of operations and cash flows of the Third Quarter Acquired Companies. The accompanying financial statements include revenue and net income of the Third Quarter Acquired Companies prior to the date of acquisition of $26,254,000 and $1,916,000 for the year ended June 30, 2000.

During the three months ended March 31, 2000, the Company also acquired Ebills, Ltd., based in Beaumont, Texas; Medcoast Services, LLC, based in Houston, Texas; and RJR Enterprises, Ltd., based in Beaumont, Texas. The aggregate consideration paid for these three companies was 19,232 shares of the Company's common stock. These acquisitions were accounted for using the pooling of interests method of accounting. The Company's results of operations and cash flows for the year ended June 30, 2000 reflect the results of operations and cash flows of Ebills, Ltd., Medcoast Services, LLC and RJR Enterprises, Ltd. as if they were acquired as of January 1, 2000. Prior periods have not been restated as the combined results would not be materially different from the results as previously presented.

Purchase Business Combinations

         Physician Computer Network, Inc.

On March 30, 2000, the Company completed the acquisition of substantially all of the operating assets of Physician Computer Network, Inc. ("PCN"), a provider of physician practice management information systems located in Morris Plains, New Jersey, for approximately $22,500,000 in cash (including forgiveness of $7,000,000 of outstanding loans made by the Company to PCN) and 778,867 shares of the Company's common stock. The fair value of the shares, as determined by management, was approximately $48.15 per share.

The acquisition was accounted for using the purchase method of accounting with the purchase price being allocated to the assets acquired based on their estimated fair values. This transaction is a taxable transaction for federal, state and local income tax purposes. PCN's results have been included in the Company's financial statements beginning March 30, 2000.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2000


A preliminary summary of the purchase price allocation is as follows (in thousands)-

      Cash and cash equivalents                       $ 2,306
      Accounts receivable                               5,288
      Inventories                                         806
      Other current assets                              1,778
      Property, plant and equipment                       541
      Goodwill and other intangible assets             81,653
      Other assets                                        102
                                                      -------
                                                      $92,474
                                                      =======

The goodwill is being amortized over a period of 5 years.

         The Health Information Network Connection LLC ("THINC")

In January 2000, CareInsite acquired the 80% equity interest in THINC owned by Empire Blue Cross and Blue Shield, Group Health Incorporated, HIP Health Plans and Greater New York Hospital Association (the "THINC founding members") for 600,800 shares of CareInsite's stock in a transaction valued at $45,672,000. The fair value of the shares, as determined by management, was $76.018 per common share. THINC is a New York-based provider of software and services to facilitate the exchange of healthcare information in the metropolitan New York area among physicians, hospitals, laboratories, and payers. Concurrently with the acquisition, warrants to purchase an aggregate of 3,247,294 shares of CareInsite's common stock, which represented the THINC founding members' interest in the warrants issued by CareInsite to THINC in January 1999, were distributed to the THINC founding members. Immediately following this transaction, the THINC founding members exercised their warrants in full. All shares including those issued upon the exercise of the warrants are subject to certain restrictions on transfer. Simultaneously, CareInsite acquired Cerner's 2% non-voting ownership interest in THINC for a note payable of $2,735,000. The note bears interest at 5.8% per annum and is repayable on demand after September 2002.

The acquisition of THINC was accounted for using the purchase method of accounting with the purchase price being allocated to assets acquired and liabilities assumed based on their fair values. The goodwill related to the transaction is being amortized over a three-year period. THINC's results of operations have been included in the Company's financial statements as of January 1, 2000.

A preliminary summary of the purchase price allocation is as follows (in thousands)-

      Current assets                $ 1,605
      Goodwill                       61,412
      Other noncurrent assets         1,954
                                    -------
                                    $64,971
                                    =======

         Provider Technology Group ("PTG")

On March 27, 2000, CareInsite acquired substantially all of the assets of Provider Technology Group ("PTG"), the e-commerce network of Blue Cross Blue Shield of Massachusetts ("BCBSMA"), for $26,500,000 in cash and 651,968 shares of CareInsite's common stock. Pursuant to the asset purchase agreement, if BCBSMA does not realize at least $22,500,068 in proceeds from the sale of 325,984 of the common shares issued, CareInsite has agreed to pay BCBSMA an amount equal to the shortfall in cash. Accordingly, the fair value of 325,984 of the common shares issued was $69.022 per share. The fair value of the remaining 325,984 shares of common stock, as determined by management, was $40.646 per share.

The acquisition of PTG was accounted for using the purchase method of accounting with the purchase price being allocated to assets acquired and liabilities assumed based on their fair values. The goodwill related to the transaction

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2000


is being amortized over a five year period. PTG's results of operations have been included in the Company's financial statements as of March 27, 2000.

A preliminary summary of the purchase price allocation is as follows (in thousands):

      Current assets                $   114
      Goodwill                       64,406
      Other noncurrent assets            65
                                    -------
                                    $64,585
                                    =======

         Provider Connectivity Business of Medical Mutual of Ohio ("MMO")

On May 25, 2000, CareInsite executed and closed a definitive agreement to acquire MMO for 653,997 shares of CareInsite common stock. Pursuant to the asset purchase agreement, with respect to the first 225,669 shares of such shares sold by Medical Mutual of Ohio after May 25, 2001, if the price per share payable to Medical Mutual of Ohio is less than $22.16 per share, then CareInsite is obligated to pay the difference to Medical Mutual of Ohio. Accordingly, the fair value of 225,669 of the common shares issued was $22.16 per share. The fair value of the remaining 428,328 shares of common stock, as determined by management, was $19.91 per share.

The acquisition of MMO was accounted for using the purchase method of accounting with the entire purchase price being allocated to goodwill. The goodwill related to the transaction is being amortized over a five year period. MMO's results of operations have been included in the Company's financial statements as of May 25, 2000.

Other

During the year ended June 30, 2000, the Company acquired substantially all of the assets or all of the outstanding equity securities of the following companies which individually, and in the aggregate, are not significant (the "2000 Purchased Companies")-

                   Company Acquired                        Date of Acquisition                   Location
     ------------------------------------------------      -------------------         -------------------------
     The Wismer Martin division of Physician
          Computer Network                                  July 9, 1999               Spokane, Washington
     Hyperion Business Systems                              July 20, 1999              Oakland, California
     Mooney Edward Enterprises, Inc.
          d/b/a Medical Information Systems, Inc.           July 28, 1999              Pensacola, Florida
     Turnkey Business Systems, Inc.                         September 23, 1999         Nashville, Tennessee
     Intellex Medical Management Systems, Inc.              September 24, 1999         Ft. Myers, Florida
     Abacus Data Systems, Inc.                              September 27, 1999         Elkhart, Indiana
     Health-Net Services of WA & AK, Inc.                   October 12, 1999           Eagle River, Alaska
     Micro Edge, Inc.                                       December 16, 1999          Stamford, Connecticut
     Mednetrix.com, Inc.                                    January 21, 2000           Boca Raton, Florida
     SCINET, Inc.                                           March 7, 2000              Scottsdale, Arizona
     Delta Computing Solutions, LLC                         March 14, 2000             Pittsburgh, Pennsylvania
     HCC Communications, Inc.                               March 20, 2000             Lincoln, Nebraska
     PC Anywhere Group, LLC                                 March 23, 2000             Danbury, Connecticut
     Systems Design Group, Inc.                             May 15, 2000               Lexington, Kentucky
     LogiMed, Inc.                                          May 24, 2000               McAllen, Texas
     Turnkey Physicians Services, Inc.                      May 25, 2000               Amarillo, Texas
     NRP Technology Associates, Inc. d/b/a Advanced
          Technology Associates; Advanced Billing
          Services, Inc.                                    June 1, 2000               Waukesha, Wisconsin

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2000


The acquisitions of the 2000 Purchased Companies were accounted for using the purchase method of accounting. The aggregate consideration paid for the 2000 Purchased Companies was $19,963,000 in cash and 667,698 shares of the Company's common stock. The amortization period for the goodwill related to these acquisitions is between five and twenty years.

On March 7, 2000, Medical Manager sold to CareInsite the EDI division of SCINET, Inc., a company acquired by Medical Manager on March 7, 2000. The consideration paid was 182,197 shares of CareInsite common stock, valued at $12,000,000. The goodwill related to the transaction is being amortized over a three year period.

On March 13, 2000, CareInsite executed and closed a definitive agreement to acquire Netics, Inc. ("Netics"), a Maryland based developer of web-enabled software which is used in the provision of electronic data interchange claims clearing, statement processing and remittance advice postage and other services for medical practices. The consideration paid for the acquisition of Netics was 35,125 shares of CareInsite common stock. The acquisition was accounted for using the purchase method of accounting. The goodwill related to the transaction is being amortized over a three year period.

Pro Forma Information

The following summary, prepared on a pro forma basis, combines the results of operations of the Company, PCN, the 2000 Purchased Companies, THINC and PTG assuming the acquisitions were consummated at the beginning of the period presented. The pro forma financial data does not purport to represent what the Company's results of operations actually would have been if these transactions had been consummated on the dates or for the periods presented, or what such results will be for any future date or for any future period. All other purchase acquisitions were not material to the financial statements and results of operations of the Company.

                                         Year Ended
                                          June 30,
                                            2000
                                         (unaudited)
                                         -----------
     Net revenues                         $436,541

     Net loss                             $(74,565)

     Net loss per share-basic             $  (1.93)

     Net loss per share-diluted           $  (1.93)

3.       SIGNIFICANT TRANSACTIONS

America Online Agreement

In September 1999, CareInsite entered into a strategic alliance with America Online, Inc. ("AOL") for CareInsite to be AOL's exclusive provider of a comprehensive suite of services that connect AOL's members, as well as CompuServe members and visitors to AOL's Web-based services, Netcenter, AOL.COM and Digital City (collectively, "AOL Members"), to physicians, health plans, pharmacy benefit managers, covered pharmacies and labs. Under the agreement, CareInsite and AOL have agreed to create co-branded sites which will enable AOL Members to manage their healthcare through online communication with their physicians, health plans, pharmacy benefit managers, covered pharmacies and labs. The agreement has an initial term of four years, subject to the rights of the parties to terminate the agreement under certain conditions, including the right of AOL to terminate the agreement upon the completion of CareInsite's pending merger with Healtheon/WebMD. Through this arrangement, AOL Members will have access to CareInsite's secure, real-time services being developed that allow them, among other things, to select and enroll in health plans, choose their providers, schedule appointments, renew and refill plan-approved prescriptions, view lab results, review claims status, receive explanations of benefits, review patient education materials provided by their health plans, understand plan policies and procedures and receive plan treatment authorizations. CareInsite and AOL have also agreed to collaborate in sales and marketing to

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2000


the healthcare industry, and they intend to leverage their alliance into cross-promotional and shared advertising revenue initiatives. Under the financial terms of the arrangement, CareInsite has agreed to make $30,000,000 of guaranteed payments to AOL over three years. CareInsite made the first payment of $10,000,000 in September 1999. The remaining $20,000,000 is due over the next two years. Due to the completion of the merger with Healtheon/WebMD, AOL has the right to terminate its strategic alliance with CareInsite, in which case the remaining guaranteed payments due to AOL under the agreement shall become immediately payable by CareInsite.

CareInsite also entered into a four year agreement with Netscape Communications Corporation ("Netscape") under which CareInsite acquired a nonexclusive and nontransferable right and license for the use of an unlimited quantity of the Netscape and Sun Microsystems software offered via the Sun Microsystems-Netscape Alliance. The cost of the products was $3,750,000, with a maintenance fee of $750,000 in the initial year, and an option to purchase maintenance at $1,000,000 per year in the second, third and fourth years of the agreement.

Under a separate agreement entered into in September 1999, AOL purchased 100 shares of newly issued CareInsite Series A Convertible Redeemable Preferred Stock ("CareInsite Preferred Stock") at a price of $100,000 per share, or $10 million of CareInsite Preferred Stock in the aggregate, with an option to purchase up to an additional 100 shares of CareInsite Preferred Stock in September 2000 at the same price ("CareInsite Preferred Option"). At the option of AOL, in March 2002, the CareInsite Preferred Stock is either redeemable in whole for $100,000 per share in cash or convertible in whole, on a per share basis, into (i) the number of shares of CareInsite's common stock equal to $100,000 divided by $49.25 (or 2,030.5 shares) and (ii) a warrant exercisable for the same number of shares of CareInsite's common stock, or 2,030.5 shares, at a price of $49.25 per share. In the event that AOL elects to convert the 100 shares of CareInsite Preferred Stock it purchased in September 1999, it would receive 203,046 shares of CareInsite's common stock and a warrant exercisable into an additional 203,406 shares at a price of $49.25 per share. Prior to March 2002, AOL has the right to require CareInsite to redeem the CareInsite Preferred Stock in whole at $100,000 per share in the event of certain changes in control of CareInsite, which would not include the pending mergers of the Company and CareInsite with Healtheon/WebMD under the Healtheon/WebMD Agreements. The CareInsite Preferred Stock is non-voting except under certain extraordinary circumstances and no dividend is payable on the CareInsite Preferred Stock unless CareInsite declares a dividend on its common stock.

The proceeds received of $10,000,000 were allocated based on the relative fair values of the CareInsite Preferred Stock and the CareInsite Preferred Option, as determined by management. Accordingly, $7,608,000 was allocated to the CareInsite Preferred Stock and $2,392,000 was allocated to the CareInsite Preferred Option. Additionally, as the CareInsite Preferred Stock is convertible into equity securities with a value in excess of $10,000,000 (the "beneficial conversion feature"), a portion of the proceeds has been allocated to the beneficial conversion feature and is reflected as a discount to the CareInsite Preferred Stock. The value of the beneficial conversion feature, as determined by management, was $5,268,000. The discount is being amortized through March 2002 using the effective interest method and is reflected in minority interest in net loss of consolidated subsidiary in the accompanying statement of operations. The CareInsite Preferred Stock and CareInsite Preferred Option are classified as a component of minority interest in the accompanying balance sheet.

Realignment of Porex Bio Products, Inc. ("Bio Products")

During the year ended June 30, 2000, Porex consolidated its manufacturing efforts in its Bio Products group by closing its manufacturing facility in Newman, Georgia and moving the related equipment to its newly expanded facility in California. The Company recorded a $1,950,000 charge, included in selling, general and administrative expense, related to the consolidation of its Bio Products business. The major components of this charge are as follows: $705,000 of costs to disconnect and ship manufacturing equipment to the new facility; $384,000 of severance costs related to employees terminated or notified of termination as of March 31, 2000; $540,000 of write-downs, primarily related to equipment used to manufacture vials which Porex will no longer carry in its product offering; and $321,000 of other expenses.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2000


4.       STOCKHOLDERS' EQUITY

In April 1997, the Company announced that its Board of Directors authorized a repurchase program involving the purchase of the Company's common stock and outstanding convertible debentures not to exceed $15,000,000 in the aggregate. For the year ended June 30, 2000, the Company repurchased 40,000 shares at a cost of approximately $2,156,000. The Company has reissued all of these shares for employee stock option exercises. In August 1999, the Board of Directors rescinded the repurchase program.

On July 23, 1999, the Company amended and restated Article Four of its Certificate of Incorporation, increasing the number of authorized shares to 310,000,000 of which 300,000,000 were designated as common stock.

5.       INCREASE IN CARRYING VALUE OF CAREINSITE

Securities and Exchange Commission Staff Accounting Bulletin No. 51, "Accounting for Sales of Stock by a Subsidiary," permits the difference between the carrying value of the parent's investment in its subsidiary and the underlying book value of the subsidiary after a stock issuance by the subsidiary to be reflected as a gain or loss in the consolidated financial statements, or as a capital transaction. The Company recorded a credit to paid-in capital of $17,761,000, net of deferred taxes as a result of the shares issued by CareInsite during the years ended June 30, 2000.

6.       LONG-TERM DEBT

The following table summarizes the Company's long-term debt as of June 30, 2000 (in thousands)-

     Note payable due April 2003 with interest at 6.23% payable quarterly (a)                 $ 6,531
     Note payable to Cerner for their 2% non-voting ownership interest in THINC with
          interest at 5.8%                                                                      2,735
     Obligations under capital leases                                                           2,236
     Other long-term debt (b)                                                                   3,987
                                                                                              -------
     Total                                                                                     15,489
     Less current portion                                                                       3,213
                                                                                              -------
     Long-term portion                                                                        $12,276
                                                                                              =======

(a)      The note is callable under certain circumstances.

(b) The other long term debt included above consists of various loans with interest rates ranging from 7.25% - 23.44%.

In February 1997, the Company issued to the public $165,000,000 aggregate principal amount of its 5% convertible subordinated debentures due 2007 (the "Debentures"). The Debentures were convertible at any time prior to maturity, unless previously redeemed into shares of the Company's common stock, at a conversion price of $60.00 per share, subject to adjustment under certain circumstances. In connection with the issuance of the Debentures, the Company recorded debt issuance costs of approximately $5,100,000. Such costs were being amortized to interest expense using the effective interest method over the life of the Debentures. Due to the call for redemption as described below, unamortized debt issuance costs of $3,468,000 were charged against paid-in capital. In conjunction with the repurchase program discussed in Note 4, the Company repurchased $5,500,000 face amount of Debentures during the fiscal year ended June 30, 1998 and subsequently retired these Debentures during the fiscal year ended June 30, 1999. During the fiscal year ended June 30, 1999, holders of $16,000 principal amount of the Company's Debentures converted their Debentures into approximately 267 shares of the Company's common stock. During the fiscal year ended June 30, 2000, prior to the call for redemption as described below, holders of $96,000 principal amount of the Company's Debentures converted their Debentures into approximately 1,598 shares of the Company's common stock. On January 31, 2000, the Company called for redemption on February 15, 2000, the entire $159,388,000 aggregate principal amount of its outstanding Debentures. As an alternative to redemption, the outstanding Debentures were convertible into the Company's common stock at the rate of approximately 16.667

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2000


shares of common stock per $1,000 principal amount of Debentures, with cash to be paid in lieu of any fractional shares, for Debentures surrendered on or prior to February 14, 2000. $159,114,000 aggregate principal amount of the Debentures were surrendered to the Company for conversion into 2,651,828 shares of the Company's common stock. The remaining $274,000 aggregate principal amount of the Debentures were redeemed at a redemption price of $1,053.57 per $1,000 principal amount of the Debentures including accrued interest. The Company recorded a charge of $3,404,000 in selling, general and administrative expense, which consisted of financial advisory and professional fees related to the call of the Debentures.

The annual maturities of long-term debt, excluding capital lease obligations, are as follows (in thousands)-

    June 30-
    2001                                               $1,821
    2002                                                  497
    2003                                                9,965
    2004                                                  224
    2005                                                  221
    Thereafter                                            525

Future minimum payments under capital lease obligations are as follows (in thousands)-

    June 30-
    2001                                               $1,505
    2002                                                  765
    2003                                                  121
    2004                                                    6
                                                       ------
    Total minimum lease payments                        2,397
    Less - Amount representing interest                  (161)
                                                       ------
    Present value of minimum lease payments            $2,236
                                                       ======

7.       INCOME TAXES

The income tax provision is summarized as follows (in thousands)-

    Current-
         Federal                                       $ 9,896
         Foreign                                         1,316
         State                                            (660)
                                                       -------
                 Total current                          10,552
                                                       -------
    Deferred-
         Federal                                         2,081
         State                                           1,465
                                                       -------
                 Total deferred                          3,546
                                                       -------
                 Total income tax provision            $14,098
                                                       =======

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2000

A reconciliation of the income tax provision, computed by applying the federal statutory rate to income before taxes, and the actual provision for income taxes is as follows-

                                                                    Year Ended
                                                                  June 30, 2000
                                                                  -------------
Loss before provision for income taxes                             $ (9,484)
Loss in CareInsite, net of minority interest for which
     no tax benefit is recognized                                        --
                                                                     32,821
                                                                   --------
                                                                   $ 23,337
                                                                   ========

Federal statutory rate (35%)                                       $  8,168
State tax, net of federal benefit                                       524
Foreign tax                                                             222
S-Corporations income not subject to income tax                        (625)
Non-deductible merger expenses                                        5,781
Other, net                                                               28
                                                                   --------
                                                                   $ 14,098
                                                                   ========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of June 30, 2000 are as follows (in thousands)-

                                                          Current          Long-Term
                                                          -------          ---------
Deferred Tax Assets-
     Accrued expenses                                    $   339           $    113
     Net operating loss carryforwards                         --             29,107
     Bad debts                                               578                 --
     Inventory                                               605                 --
     Prepaid and other                                       449                 41
     Non-deductible merger costs                              --              2,300
     Deferred compensation (stock options)                    --              1,809
                                                         -------           --------
         Gross deferred tax assets                         1,971             33,370
         Valuation allowance                                (254)           (17,042)
                                                         -------           --------
         Total deferred tax assets                         1,717             16,328
                                                         -------           --------

Deferred Tax Liabilities-
     Depreciation and amortization                            --             10,614
     Sale of stock by a subsidiary                            --             44,770
     Capitalized research and development costs               --              1,664
                                                         -------           --------
         Total deferred tax liabilities                       --             57,048
                                                         -------           --------
         Net deferred tax asset (liability)              $ 1,717           $(40,720)
                                                         =======           ========

As of June 30, 2000, the Company has available net operating loss carryforwards totaling $84,156,000, of which $45,925,000 relates to CareInsite. Effective with the Offering of CareInsite's common stock on June 16, 1999, the Company no longer consolidates CareInsite for federal income tax purposes. As CareInsite was in the development stage, a valuation allowance was established for the net operating loss related to CareInsite for the period when CareInsite was no longer included in the Company's consolidated federal income tax return. The Company has assessed its past earnings history and trends and expiration dates of its net operating loss carryforwards and has determined that it is more likely than not that the net operating loss carryforwards, except those related to CareInsite as CareInsite is in the development stage, will be realized.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2000


Tax Sharing Agreement

Effective June 16, 1999, CareInsite no longer files a consolidated federal income tax return with the Company, but will continue to file a combined tax return with the Company for unitary state income tax purposes. The Company and CareInsite entered into a tax sharing agreement providing, among other things, that for periods prior to the Offering and during which CareInsite was included in the Company's consolidated federal income tax returns, CareInsite will be required to pay the Company an amount equal to CareInsite's federal income tax liabilities for these periods, determined as if CareInsite had filed federal income tax returns on a separate company basis. Additionally, for periods both before and after the Offering, in situations where CareInsite files a combined return with the Company for state income tax purposes, such as for California, CareInsite will be required to pay the Company an amount equal to CareInsite's state income tax liabilities, determined as if CareInsite had filed state income tax returns on a separate company basis. If CareInsite experiences a net operating loss resulting in no federal or state income tax liability for a taxable period in which it was included in the Company's consolidated federal or combined state income tax returns, CareInsite will be entitled to a payment from the Company equal to the reduction, if any, in the federal or state income tax liability of the Company consolidated group by reason of the use of CareInsite's net operating loss. Further, under the tax sharing agreement, if CareInsite receives a net tax benefit for certain equity based compensation arrangements involving the Company stock, or for the payment by the Company of certain litigation expenses and damages pursuant to the terms of an indemnification agreement between CareInsite and the Company, then CareInsite is required to pay an amount equal to those tax benefits to the Company when they are actually realized by CareInsite. The tax sharing agreement also provides for the Company to conduct tax audits and tax controversies on CareInsite's behalf for periods, and with respect to returns, in which CareInsite is included in the Company consolidated or combined returns.

8.   PENSION AND PROFIT SHARING PLANS

The Company formerly maintained defined benefit pension plans covering certain of its employees. On May 1, 1998, the Company ceased all benefit accruals under the plan. During the year ended June 30, 2000, the Company settled all of its obligations by either a cash settlement paid to employees or the purchase of annuity contracts on behalf of plan participants. The remaining assets, after settling all pension plan obligations, reverted back to the Company resulting in a net gain of $2,246,000, which is included in selling, general and administrative expense. The change in benefit obligation, change in plan assets and reconciliation of net periodic pension benefit are as follows-


                                                                Year Ended,
                                                               June 30, 2000
                                                               -------------
     Change in benefit obligation-
     Benefit obligation at beginning of year                    $    6,088
     Service Cost                                                       --
     Interest Cost                                                     317
     Effect of settlement                                             (381)
     Benefits paid                                                  (6,024)
                                                                ----------
     Benefit obligation at end of year                          $       --
                                                                ==========

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2000


The following table sets forth the funded status of the plans and amounts recognized in the Company's consolidated balance sheet (in thousands)-

                                                                Year Ended
                                                               June 30, 2000
                                                               -------------
          Change in plan assets-
          Fair value of plan assets at beginning of year          $ 9,511
          Actual return on plan assets                                287
          Reversion to Company                                     (3,774)
          Benefits paid                                            (6,024)
                                                                  -------
          Fair value of plan assets at end of year                $    --
                                                                  =======
          Net periodic pension benefit-
          Service cost                                            $    --
          Interest cost                                               317
          Expected return on plan assets                             (473)
          Net amortization                                           (119)
                                                                  -------
          Net periodic pension benefit                            $  (275)
                                                                  =======

Assumptions used in the accounting for the Company's defined benefit plans as of June 30, 2000 were:

          Discount rate                                                 5.25%
          Cost-of-living increase on benefit and pay limits              N/A
          Expected rate of return on plan assets                         5.0%

The Company maintains defined contribution profit sharing plans covering substantially all of its employees. Participants must be at least 21 years of age and have completed one year of service and may contribute up to $10,000 of their earnings annually. The Company matches 50% of the first 2% and 25% of the second 4% of participants' earnings that are contributed to the plan. For the year ended June 30, 2000, the Company issued 17,450 shares of common stock to the plan and recorded expense of $872,000.

On July 1, 1997, the Company began a qualified 401(k) savings plan (the "Plan") covering certain MMHS employees meeting certain eligibility requirements. The Plan permits each participant to reduce his or her taxable compensation basis by up to 15% and have the amount of such reduction contributed to the Plan. The Company makes a contribution of 25% of the first 6% of the compensation deferred by each participant. Salary reduction contributions are immediately vested in full; matching contributions vest 20% per year over a five year period. During the year ended June 30, 2000, the Company made contributions of $492,000.

9.   STOCK OPTIONS

The Company has various stock option plans ("Plans") for directors, officers and key employees that provide for non-qualified and incentive stock options. Generally, options granted become exercisable at a rate of 20% to 25% on each annual anniversary of the grant. No options may be granted under any of the Plans after July 21, 2008, and all options expire within ten to fifteen years from the date of the grant. Generally, options granted under the Plans have an exercise price equal to 100% of the fair market value of the Company's common stock on the date of grant. There are 23,730,000 shares reserved for issuance under these Plans.

In addition to the Plans, the Company has granted options to certain directors, consultants and key employees. At June 30, 2000, there were 2,206,000 options granted to these individuals. The terms of these grants are similar to the Company's non-qualified stock option plans.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2000

A summary of the status of the Company's stock option plans for the year ended June 30, 2000 is presented below (shares in thousands, except for weighted average exercise price)-


                                                               Weighted
                                                               Average
                                               Shares        Exercise Price
                                               ------       ----------------
               Beginning of year               11,893           $35.35
               Granted                         13,964           $45.29
               Exercised                         (666)          $25.88
               Cancelled                         (847)          $48.53
                                               ------
               End of year                     24,344           $40.87
                                               ------
               Exercisable at end of year       5,267
                                               ======


The following table summarizes information with respect to options outstanding and options exercisable at June 30, 2000 (shares in thousands)-

                                             Options Exercisable                           Options Outstanding
                               --------------------------------------------------     ------------------------------
             Range of                                                    Weighted                        Weighted
             Exercise                           Weighted Average          Average                         Average
              Prices             Options     Remaining Contractual       Exercise       Options          Exercise
           (in dollars)        Outstanding            Life                 Price      Exercisable          Price
          ---------------      ------------  ---------------------       --------     ------------      -----------
          $ 1.25 - $25.00          2,695              5.52               $  15.06        2,609          $  14.86
          $26.88 - $28.88          6,469              9.90               $  28.86           88          $  28.11
          $30.00 - $36.88          4,945              8.99               $  34.52        1,711          $  34.81
          $37.00 - $57.13          5,196             10.02               $  47.69          680          $  44.86
          $57.25 - $94.13          5,039              9.35               $  69.29          179          $  74.67

CareInsite Stock Option Plans

During the year ended June 30, 1999, CareInsite adopted the CareInsite, Inc. 1999 Officer Stock Option Plan (the "Officer Stock Plan") and the CareInsite, Inc. 1999 Employee Stock Option Plan (the "Employee Stock Plan"). During the year ended June 30, 2000, CareInsite adopted the CareInsite, Inc. 1999 Director Stock Option Plan (the "Director Plan") and the CareInsite, Inc. 1999 Vendor Stock Option Plan (the "Vendor Plan"). All four plans are collectively referred to as the "CareInsite Plans." The maximum number of shares of CareInsite common stock that will be subject to options under the Officer Stock Plan, the Employee Stock Plan, the Director Plan and the Vendor Plan are 4,000,000; 4,500,000; 500,000, and 57,200, subject to adjustment in accordance with the terms of the Plans. The options under the Officer Stock Plan and the Employee Stock Plan vest 40% at the end of a thirty month period following the date of grant, and the remainder vests in increments of 20% at the end of each subsequent twelve month period, with the options being fully vested sixty-six months from the date of grant. The options under the Director Plan vest 20% on each of the first five successive anniversaries of the date of grant, provided that no option shall become vested and exercisable prior to December 15, 2001. The options under the Vendor Plan vest 100% on the second anniversary of the date of grant. Generally, options granted under the CareInsite Plans have an exercise price equal to 100% of the fair market value of CareInsite's common stock on the date of the grant. The options granted under the Officer Stock Plan and the Employee Stock Plan expire ten years after the date of grant. The options granted under the Director Plan and Vendor Plan expire fifteen years and one year after the date of grant, respectively. During the year ended June 30, 2000, CareInsite granted options to purchase an aggregate of 3,852,600 shares of its common stock at a weighted average exercise price of $44.66. None of these options are exercisable at June 30, 2000.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2000


The Company has elected to follow APB No. 25 in accounting for its employee stock options. Accordingly, no compensation cost has been recognized for the Company's and CareInsite's option plans had the determination of compensation costs for these plans been based on the fair value at the grant dates for awards under these plans, consistent with the method of SFAS No. 123, the Company's net loss and basic and diluted loss per share, on a pro forma basis, would have been as follows (in thousands, except per share data)-

     Net loss                                                   $  (91,567)
                                                                ==========
     Basic and diluted loss per share                           $    (2.43)
                                                                ==========

The pro forma results indicated above are not intended to be indicative of or a projection of future results.

The fair value of each option grant of the Company is estimated on the date of grant by using the Black-Scholes option-pricing model. The following weighted average assumptions were used-

     Expected dividend yield                                                   0%
     Expected volatility                                                   .6193
     Risk-free interest rates                                                6.3%
     Expected option lives (years)                                       0.5-1.5
     Weighted average fair value of options granted during the year       $22.73

The fair value of each CareInsite option grant is estimated on the date of grant by using the Black-Scholes option-pricing model. The following weighted average assumptions were used-

     Expected dividend yield                                                 0%
     Expected volatility                                                 .6889
     Risk-free interest rates                                              6.3%
     Expected option lives (years)                                     0.5-1.5
     Weighted fair value of options granted during the year             $26.48

10.  COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office and warehouse space, equipment and automobiles under various noncancellable operating leases. Certain facilities leased by MMHS are leased under operating leases from entities owned by certain stockholders. These leases expire between the years 2001 and 2004. Rental expense was $9,561,000 for the fiscal year ended June 30, 2000, of which $627,000 was paid to these stockholders.

The minimum aggregate rental commitments under noncancellable leases, excluding renewal options, are as follows (in thousands)-

     Years Ending June 30,
     2001                                                      $     11,598
     2002                                                             9,103
     2003                                                             6,346
     2004                                                             5,064
     2005                                                             2,044
     Thereafter                                                       6,701

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2000


Legal proceedings

In the normal course of business, the Company is involved in various claims and legal proceedings. While the ultimate resolution of these matters has yet to be determined, the Company does not believe that their outcome will have a material adverse effect on its financial position.

On February 18, 1999, Merck & Co., Inc. ("Merck") and Merck-Medco Managed Care, L.L.C. ("Merck-Medco") filed a complaint in the Superior Court of New Jersey against the Company, CareInsite, Martin J. Wygod, Chairman of the Company, and Paul C. Suthern, Roger C. Holstein and Charles A. Mele, officers and/or directors of the Company. Merck and Merck-Medco asserted that the Company, CareInsite and the individual defendants were in violation of certain non-competition, non-solicitation and other agreements. The complaint sought to enjoin the Company, CareInsite, and the individual defendants from conducting the Company's healthcare e-commerce business and from soliciting Merck-Medco's customers. A hearing was held on March 22, 1999 on the plaintiffs' application for a preliminary injunction. On April 15, 1999, the Superior Court denied that application. In March 2000, the Superior Court ruled in favor of the Company, CareInsite and Messrs. Wygod, Suthern, Holstein and Mele entered an order dismissing with prejudice all of the plaintiffs' claims. The Court's orders terminate Merck's and Merck-Medco's right to seek any claim for injunctive relief or damages arising out of the Company's and CareInsite's activities to deploy its healthcare e-commerce services. The Company's and CareInsite's counterclaims against Merck and Merck-Medco are still pending.

The Company has recorded $1,950,000 in litigation costs associated with the Merck and Merck-Medco litigation in the fiscal year ended June 30, 2000.

On March 14, 2000, CareInsite was served with a summons in a lawsuit which was filed on February 17, 2000 against CareInsite, the Company and certain of their officers and directors, among other parties, in the New Jersey Superior Court, Chancery Division, in Bergen County. The plaintiff purported to be a holder of CareInsite common stock. The lawsuit, captioned Ina Levy, et al. vs. Martin J. Wygod, et al. purported to bring an action on behalf of the plaintiff and others similarly situated. The plaintiff alleged that the defendants breached their fiduciary duties in that the proposed Merger favored the interests of the Company and its shareholders over the interests of CareInsite's minority shareholders. The plaintiff also alleged that the proposed Merger provided the defendants and other shareholders of the Company with a premium which exceeds the premium provided to CareInsite's minority shareholders. The lawsuit sought, among other things, an injunction prohibiting the proposed Merger unless certain mechanisms were implemented by CareInsite, as well as plaintiff's costs and disbursements. Prior to the consummation of the Merger on September 12, 2000, the parties entered into a Memorandum of Understanding that reflects the terms of settlement, subject to court approval, and that will resolve the matter. The parties intend to present the settlement to the court on October 27, 2000.

Porex has been named as one of many co-defendants in a number of actions brought by recipients of silicone mammary implants. One of the pending claims is styled as a purported class action. Certain of the actions against Porex have been dismissed or settled by the manufacturer or insurance carriers of Porex without material cost to Porex. The Company believes its insurance coverage provides adequate coverage against liabilities that could arise from actions or claims arising out of Porex's distribution of implants.

A class action lawsuit was brought against the Company alleging Year 2000 issues regarding The Medical Manager software in versions prior to Version 9.0. Seven additional lawsuits were also brought against the Company, each purporting to sue on behalf of those similarly situated and raising essentially the same issues. In March 1999, the Company entered into an agreement to settle the class action lawsuit, as well as five of the seven other similar cases. The settlement created a settlement class of all purchasers of Version 7 and 8 and upgrades to Version 9 of The Medical Manager software, and released the Company from Year 2000 claims arising out of the sales of these versions of the Company's product. Under the terms of the settlement, Version 8.12, containing the Company's Version of 8.11 software with a Year 2000 patch, will be licensed without a license fee to Version 7 and 8 users who participate in the settlement. In addition, the settlement also provided that participating users who purchased a Version 9 upgrade will have the option to obtain one of four optional modules from the Company without a license fee, or to elect to take a share of a settlement cash fund. The settlement required the Company to make a cash

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2000


payment of $1,455,000. Pursuant to the settlement, the Company was released from liability due to the Year 2000 non-compliance of Versions 7 and 8 by all users of Versions 7 and 8 except 27 users who opted-out of the class settlement and could potentially still bring lawsuits against the Company.

The Company has received notice of a lawsuit which was filed against the Company and certain of its officers and directors, among other parties, on October 23, 1998 in the United States District Court for the Middle District of Florida. The lawsuit, styled George Ehlert, et al. vs. Michael A. Singer, et al., purports to bring an action on behalf of the plaintiffs and others similarly situated to recover damages for alleged violations of the federal securities laws and Florida laws arising out of the Company's issuance of allegedly materially false and misleading statements concerning its business operations, including the development and sale of its principal product, during the class period. An amended complaint was served on March 2, 1999. The amended complaint was dismissed on a motion to dismiss but this dismissal is currently being appealed. The lawsuit seeks, among other things, compensatory damages in favor of the plaintiffs and the other purported class members and reasonable costs and expenses. The Company believes that this lawsuit is without merit and intends to vigorously defend against it.

Indemnification Agreement

The Company and CareInsite entered into an indemnification agreement, under the terms of which CareInsite will indemnify and hold harmless the Company, on an after tax basis, with respect to any and all claims, losses, damages, liabilities, costs and expenses that arise from or are based on the operations of the business of CareInsite before or after the Offering. Similarly, the Company will indemnify and hold harmless CareInsite, on an after tax basis, with respect to any and all claims, losses, damages, liabilities, costs and expenses that arise from or are based on the operations of the Company other than the business of CareInsite before or after the Offering. With respect to the Merck litigation, this agreement provides that the Company will bear both the actual costs of conducting the litigation and any monetary damages that may be awarded to Merck and Merck-Medco in the litigation. The agreement further provides that any damages awarded to the Company and CareInsite in the litigation will be for the account of the Company. Finally, the agreement provides that the Company shall not be responsible for any losses suffered by CareInsite resulting from any equitable relief obtained by Merck-Medco against CareInsite, including, but not limited to, any lost profits, other losses, damages, liabilities, or costs or expenses arising from such equitable relief.

11.  FAIR VALUE OF  FINANCIAL INSTRUMENTS

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments." The Company, using available market information, has determined the estimated fair value amounts. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                        At June 30, 2000
                                                   --------------------------
                                                     Carrying     Estimated
                                                      Amount      Fair Value
                                                   ----------     -----------
                                                         (in thousands)
     Assets-
     Cash and cash equivalents                     $    67,268   $    67,268
     Marketable securities                             295,484       291,311
     Liabilities-
     Long-term debt                                     12,276        12,276

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2000

Cash and Cash Equivalents

The carrying amounts of these items are a reasonable estimate of their fair value.

Marketable Securities

Marketable securities, consisting primarily of publicly-traded U.S. Treasury Notes and Federal Agency Notes, are valued based on quoted market prices or dealer quotes.

Long-term Debt

The carrying amounts of long-term debt are a reasonable estimate of their fair value.

The fair value estimates presented herein are based on information available to the Company as of June 30, 2000. Although the Company is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been revalued since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

12.  SUPPLEMENTAL CASH FLOW INFORMATION (in thousands)

                                                                  Year Ended
                                                                 June 30, 2000
                                                                --------------
     Interest paid                                              $      4,631
     Income taxes paid                                                 4,345
     Issuance of warrants by CareInsite to dealers                       555

Additional information with respect to the acquisitions is as follows (in thousands):

                                                                   Year Ended
                                                                  June 30, 2000
                                                                --------------

     Net cash paid                                              $       68,678
     Value of stock issued                                              77,937
     Liabilities assumed                                               165,951
                                                                --------------
     Fair value of assets acquired                              $      312,566
                                                                ==============

13.  SEGMENT REPORTING

The accounting policies of the reportable segments are described in Note 1 to the consolidated financial statements. The Company evaluates the performance of its operating segments based on pre-tax income. Summarized financial information concerning the Company's reportable segments is shown in the following table (in thousands)-

                                                                                  Plastics and
                                                                  Physician        Filtration        Corporate
                                                                   Services       Technologies       and Other          Total
                                                                  ----------     -------------      ------------     -----------
         Fiscal 2000

         Net revenues                                             $ 245,311        $ 122,737        $      --        $   368,048
         Cost of revenues                                           136,213           59,046               --            195,259
         Selling, general and administrative                         96,894           22,822           10,906            130,622
         Research and development                                    33,041            3,123               --             36,164
         Minority interest in CareInsite                            (15,027)              --               --            (15,027)
         Litigation costs                                             1,950               --               --              1,950
         Merger costs                                                14,855               --            9,857             24,712
                                                                  ---------        ---------        ---------        -----------
         Earnings before interest and other income, taxes,
              depreciation and amortization                         (22,615)          37,746          (20,763)            (5,632)
         Depreciation and amortization                              (37,713)         (10,218)            (973)           (48,904)
         Gain (loss) on sale of investments                          24,887               --               --             24,887
         Interest and other income, net                               7,115            2,437           10,613             20,165
                                                                  ---------        ---------        ---------        -----------
         Income (loss) before provision for income taxes          $ (28,326)       $  29,965        $ (11,123)       $    (9,484)
                                                                  =========        =========        =========        ===========
         Capital expenditures, net                                $  17,163        $   8,136        $     274        $    25,573
                                                                  =========        =========        =========        ===========
         Total assets                                             $ 518,005        $ 250,954        $ 259,806        $ 1,028,765
                                                                  =========        =========        =========        ===========


The following table represents revenues by region based on the location of the use of the product (in thousands)-

     United States                                         $    335,705
     Europe                                                      19,147
     Asia                                                         8,594
     All Other                                                    4,602
                                                           ------------
                                                           $    368,048
                                                           ============

For the fiscal year ended June 30, 2000, no customer accounted for more than 10% of the Company's net revenues.

The following table represents assets by region (in thousands)-

     United States                                         $    1,017,319
     Europe                                                        11,446
                                                           --------------
                                                           $    1,028,765
                                                           ==============

                                WEBMD CORPORATION

                               UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL INFORMATION

         The following unaudited pro forma condensed combined financial information is presented herein:

         - unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 and nine months ended September 30, 2000 reflecting the Medical Manager and CareInsite mergers

         - unaudited pro forma condensed combined statements of operations of WebMD for the year ended December 31, 1999 and nine months ended September 30, 2000 reflecting the November 1999 acquisitions of WebMD, Inc., MedE America Corporation and Greenberg News Networks, Inc., which is referred to as Medcast, the January 2000 acquisition of Kinetra LLC, the May 2000 acquisition of Envoy Corporation and the January 2000 strategic alliance with The News Corporation Limited, Fox Entertainment Group and some of their affiliates, which are collectively referred to as News Corporation

         - unaudited pro forma condensed combined statements of operations of Medical Manager and CareInsite for the year ended December 31, 1999 and nine months ended September 30, 2000 reflecting the March 30, 2000 acquisition of certain assets of Physician Computer Network.

         The following unaudited pro forma condensed combined financial information does not include unaudited pro forma condensed combined balance sheets for any of the transactions described herein because historical balance sheets which include the effects of these transactions have previously been filed.

         The historical financial information has been derived from the respective historical financial statements of WebMD and Medical Manager, which contains the historical financial information of Medical Manager's wholly owned subsidiaries and its majority-owned subsidiary, CareInsite. Because of the September 28, 2000 announcement of the WebMD board of directors' approval of a plan to dispose of Porex Corporation and other plastics and filtration subsidiaries ("Porex"), the results of operations of Porex have been excluded from Medical Manager's results of operations for all periods presented.

         The unaudited pro forma condensed combined statements of operations combine the historical statements of operations of WebMD and Medical Manager, which contains the statements of operations of Medical Manager's wholly owned subsidiaries and its majority-owned subsidiary, CareInsite, and give effect to the mergers, including the amortization of goodwill and other intangible assets resulting from the mergers, as if they occurred on January 1, 1999. Medical Manager's fiscal year end is June 30, and its financial information has been presented on a December 31 calendar-year basis to conform to WebMD's December 31 fiscal year end. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 combines the unaudited pro forma consolidated statement of operations of WebMD for the year ended December 31, 1999, after giving effect to the November 1999 mergers with WebMD, Inc., MedE America and Medcast, the January 2000 acquisition of Kinetra and strategic alliance with News Corporation and the May 2000 acquisition of Envoy, and the unaudited pro forma consolidated statement of operations of Medical Manager for the twelve months ended December 31, 1999, after giving effect to the March 2000 acquisition of certain assets of Physician Computer Network. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2000 combines the unaudited pro forma combined condensed statement of operations of WebMD for the nine months ended September 30, 2000, after giving effect to the May 2000 acquisition of Envoy, and the unaudited pro forma consolidated statement of operations of Medical Manager for the nine months ended September 30, 2000, after giving effect to the March 2000 acquisition of certain assets of Physician Computer Network.

         The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not indicative of the operating results or financial position that would have actually occurred if the mergers, either individually or combined, had been consummated as of the dates indicated, nor is it necessarily indicative of the future operating results or financial position of the combined company.

                                WEBMD CORPORATION

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                       WITH MEDICAL MANAGER AND CAREINSITE
                             STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                     YEAR ENDED DECEMBER 31, 1999
                                             ---------------------------------------------------------------------
                                                 WEBMD          MEDICAL MANAGER
                                               PRO FORMA          PRO FORMA
                                                COMBINED           COMBINED         PRO FORMA          PRO FORMA
                                                  (I)               (II) (8)       ADJUSTMENTS          COMBINED
                                             -------------      ---------------  --------------      -------------
Revenue ...................................  $    416,014       $    286,533     $     (6,174) (4)   $    696,373
Operating costs and expenses:
   Cost of operations .....................       271,673            164,440     $     (6,174) (4)        429,939
   Development and engineering ............        81,507             24,441               --             105,948
   Selling, general and administrative ....       309,911            102,786           30,448  (1)        443,145
   Litigation expenses ....................            --              5,400               --               5,400
   Merger and related costs ...............        10,563             17,991               --              28,554
   Non-cash equity transfer ...............        29,216                 --               --              29,216
   Depreciation and amortization ..........     2,221,059             26,525          (23,013) (3)      3,014,960
                                                                                      790,389  (1)
   Interest and other income, net .........         7,865             15,164           (1,001) (7)         22,028
   Gain on sale of investments ............            --             24,887          (25,511) (6)           (624)
   Income taxes ...........................            --              1,554            9,956  (5)         11,510
   Dividends on preferred stock ...........      (139,525)                --               --            (139,525)
   Extraordinary Loss .....................        (2,198)                --               --              (2,198)
   Accretion of redeemable warrants to
     redemption value .....................          (538)                --               --                (538)
                                             ------------       ------------     ------------        ------------
Net loss applicable to common
  stockholders ............................  $ (2,642,311)      $    (13,445)    $   (814,380)       $ (3,470,136)
                                             ============       ============     ============        ============

Basic and diluted net loss per common
  share....................................  $     (13.81)                                           $     (10.65)
                                             ============                                            ============
Weighted-average shares outstanding
  used in computing basic and diluted
  net loss per common share ...............       191,350                             134,607  (2)        325,957
                                             ============                        ============        ============

------------------

(i) Reflects the mergers of WebMD, Inc., MedE America and Medcast with WebMD in November 1999, WebMD's January 2000 acquisition of Kinetra and strategic alliance with News Corporation, the May 2000 acquisition of Envoy, and all pro forma adjustments associated with these transactions. See PF-5 for detailed information on WebMD pro forma condensed combined statement of operations.

(ii) Includes the consolidated statements of operations of Medical Manager, its wholly owned subsidiaries and its majority-owned subsidiary, CareInsite, the acquisition by Medical Manager of Physician Computer Network on March 30, 2000 and all pro forma adjustments associated with this transaction. Excludes the operations of Medical Manager's wholly owned subsidiary, Porex. See PF-10 for detailed information on Medical Manager pro forma condensed combined statement of operations.

                             See accompanying notes.

                                WEBMD CORPORATION

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                       WITH MEDICAL MANAGER AND CAREINSITE
                             STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                   NINE MONTHS ENDED SEPTEMBER 30, 2000
                                                 -----------------------------------------------------------------
                                                                      MEDICAL
                                                     WEBMD            MANAGER
                                                   PRO FORMA         PRO FORMA
                                                   COMBINED           COMBINED       PRO FORMA          PRO FORMA
                                                      (I)             (II) (8)      ADJUSTMENTS        COMBINED
                                                 -----------       -----------     -------------      -----------
Revenue ...................................      $   409,379       $   189,953     $    (2,601) (4)   $   596,731
Operating costs and expenses:
   Cost of operations .....................          289,678           116,478 (8)      (2,601) (4)       403,555
   Development and engineering ............           45,536            29,898 (8)          --             75,434
   Selling, general and administrative ....          381,018            97,343          21,314  (1)       499,675
   Depreciation and amortization ..........        1,687,078            52,449         (52,449) (3)     2,249,170
                                                                                       562,092  (1)
   Merger and restructuring ...............           44,881                --              --             44,881
   Interest and other income, net .........           (2,674)           36,665         (23,179) (7)        10,812
   Income taxes ...........................               --             4,642          (4,642) (5)            --
                                                 -----------       -----------     -----------        -----------
Net loss applicable to common
  stockholders ............................      $(2,041,486)      $   (64,908)    $  (542,687)       $(2,665,172)
                                                 -----------       -----------     -----------        -----------
Basic and diluted net loss per common
  share ...................................      $     (9.04)                                         $     (7.58)
                                                 ===========                                          ===========
Weighted-average shares outstanding
  used in computing basic and diluted
  net loss per common share ...............          225,906                           125,633  (2)       351,540
                                                 ===========                       ===========        ===========

------------------

(i) Reflects WebMD's May 2000 acquisition of Envoy and all pro forma adjustments associated with this transaction. See PF-5 for detailed information on WebMD pro forma condensed combined statement of operations.

(ii) Includes the consolidated statements of operations of Medical Manager, its wholly owned subsidiaries and its majority-owned subsidiary, CareInsite, the acquisition by Medical Manager of Physician Computer Network on March 30, 2000 and all pro forma adjustments associated with this transaction. Excludes the operations of Medical Manager's wholly owned subsidiary, Porex. See PF-10 for detailed information on Medical Manager pro forma condensed combined statement of operations.

                             See accompanying notes.

                                WEBMD CORPORATION

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                  COMBINED WITH MEDICAL MANAGER AND CAREINSITE
                              FINANCIAL INFORMATION
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

         The total purchase price of the Medical Manager and CareInsite mergers have been allocated on a preliminary basis to assets and liabilities based on management's estimate of their fair values. The excess of the purchase prices over the fair value of the net assets acquired has been allocated to goodwill and other intangible assets. Although the purchase prices and their allocation are not final, it is anticipated that a portion of the purchase prices will be allocated to assembled workforce, strategic relationships, contracts, trademarks, customer lists and relationships and technology. These allocations are subject to change pending the completion of the final analysis of the total purchase prices and fair values of the assets acquired and liabilities assumed. The impact of any of these changes could be material.

         Reclassifications have been made to the historical financial statements to conform to the presentation of the merged companies.

         The adjustments to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 and the nine months ended September 30, 2000 assume the mergers occurred as of January 1, 1999 and are as follows:

         (1) To reflect the amortization of goodwill, deferred stock compensation, and other intangible assets resulting from the mergers. The goodwill is being amortized over three years and other intangible assets are being amortized over periods of approximately ten to fifteen years. The deferred stock compensation is being amortized over the vesting period of the related stock options of approximately five years.

         (2) Basic and diluted net loss per share have been adjusted to reflect the issuance of approximately 134.6 million shares of WebMD's common stock as if the shares had been outstanding for the entire periods presented. Stock options and warrants assumed in the mergers have not been included as their inclusion would be anti-dilutive.

         (3) To eliminate amortization related to historical intangible assets of the acquired companies.

         (4)      To eliminate intercompany revenue and cost of operations.

         (5) To eliminate income tax expense as a result of pro forma consolidated loss.

         (6) To eliminate the gain on sale of WebMD common stock by Medical Manager.

         (7)      To eliminate the minority interest in CareInsite's net loss.

         (8) The Medical Manager pro forma combined financial information includes its majority-owned subsidiary CareInsite.

                                WEBMD CORPORATION

           UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS FOR
       WEBMD CORPORATION COMBINED WITH WEBMD, INC., MEDE AMERICA, MEDCAST,
           THE NEWS CORPORATION STRATEGIC ALLIANCE, KINETRA AND ENVOY
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

         The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 and nine months ended September 30, 2000 reflect WebMD's acquisitions of WebMD, Inc, MedE America, Medcast, Kinetra and Envoy and the completion of its strategic alliance with News Corporation as if the acquisitions and strategic alliance had been completed on January 1, 1999. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2000 do not reflect the historical operations of Kinetra and the strategic alliance with News Corporation prior to acquisition as these results were not material. The following unaudited pro forma condensed combined statements of operations also give effect to reclassifications to the unaudited historical financial statements to conform the presentation of the historical operations of the merged companies. The following is a brief description of the acquisitions and strategic alliance:

         -        In November 1999, WebMD merged with WebMD, Inc., exchanging
                  1.796 shares of its common stock valued at $34.48 per share for each share of WebMD, Inc. outstanding capital stock in a transaction accounted for as a purchase. The total purchase consideration was approximately $3,659,921 and resulted in goodwill of $2,944,804, which is being amortized over three years, and approximately $196,307 of intangible assets related to WebMD, Inc.'s acquired technology, customer lists, trademarks and other intangibles.

         -        In November 1999, WebMD acquired MedE America, exchanging
                  0.7494 shares of its common stock valued at $37.31 per share for each share of MedE America outstanding capital stock in a transaction accounted for as a purchase. The total purchase consideration was approximately $417,292 and resulted in goodwill of $324,983, which is being amortized over four years, and approximately $105,545 of intangible assets related to MedE America's customer lists, trademarks and acquired technology.

         - In November 1999, WebMD acquired Medcast, exchanging 2,692,501 shares or options to purchase shares of its common stock valued at $40.10 per share and approximately $2,336 in cash for all Medcast outstanding capital stock in a transaction accounted for as a purchase. The total purchase consideration was approximately $112,953 and resulted in goodwill of approximately $109,755, which is being amortized over three years, and intangible assets of approximately $17,700 related to Medcast's customer lists, trademarks and acquired technology.

         - In January 2000, WebMD completed the transactions contemplated by its strategic alliance agreement with News Corporation. Under this strategic partnership, News Corporation became one of WebMD's minority stockholders. The financial terms of the strategic partnership include: $700,000 in media branding services by News Corporation, comprised of $400,000 domestically and $300,000 internationally over 10 years; a $100,000 cash investment commitment by News Corporation in an international joint venture; a $60,000 five-year licensing agreement for syndication of WebMD daily broadcast content; and the transfer to WebMD of 50% interests in the Health Network, a health-focused cable network, and thehealthnetwork.com.

                  WebMD issued an aggregate of 155,951 shares of Series A preferred stock, which shares vote on an as-if-converted basis with its common stock, in consideration for those assets listed above. Assuming conversion of all of the shares of Series A preferred stock, the holders of these shares will receive approximately 21.3 million shares of WebMD common stock. These shares are subject to restrictions on their sale for three years from the date of the initial issuance of the Series A preferred stock. In addition, affiliates of News Corporation purchased 2.0 million shares of WebMD common stock for an aggregate purchase price of $100,000 in cash.

         - In January 2000, WebMD acquired Kinetra, exchanging 7,437,248 shares of WebMD's common stock valued at $38.49 per share for all of Kinetra's membership interests in a transaction accounted for as a purchase. The total purchase consideration was approximately $290 million and resulted in goodwill and other intangibles of $270 million, which is being amortized over three years.

         - In May 2000, WebMD acquired Envoy, a subsidiary of Quintiles Transnational Corp., for 35,000,000 shares of WebMD's common stock valued at $57.79 per share and $400 million in cash in a transaction accounted for as a purchase. The total purchase consideration was approximately $2.5 billion and resulted in goodwill and other intangibles of $2.4 billion, which are being amortized over three years.

                                WEBMD CORPORATION
--------------------------------------------------------------------------------

WEBMD CORPORATION UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                            NEWS
                                                    WEBMED, Inc.   MEDE                 CORPORATION
                                            WEBMD       (A)      AMERICA(A)  MEDCAST(A)     (A)     KINETRA(A)  ENVOY(A)
                                         ---------  ------------ ---------- ----------- ----------- ----------  --------
Revenue ..............................   $ 102,149    $ 16,579   $ 51,662   $    211     $  7,967    $ 18,661   $219,909
Operating costs and expenses:
  Cost of operations .................      88,576       3,362     20,050     13,016       26,055      22,969     98,769
  Development and engineering ........      29,669      36,676      4,189      1,130           --       8,675      1,168
  Sales and marketing expense ........      54,556     104,853     12,409     12,041        8,001       4,024     15,353
  General and administrative .........      27,759      25,015      6,039      5,184        3,319       3,276     28,082
  Merger and related costs ...........          --          --      1,507         --           --          --      9,056
  Non-cash stock compensation ........          --      29,216         --         --           --          --         --

  Depreciation and amortization ......     193,067      16,257      8,034        795        2,513       3,236     19,237

  Interest and other income, net .....       3,486       4,407     (1,279)       230         (515)      1,472         64
  Income taxes .......................          --          --         --         --           --          --    (23,640)
  Dividends on preferred stock .......          --    (139,281)      (244)        --           --          --         --
  Extraordinary loss .................          --          --     (2,198)        --           --          --         --
  Accretion of redeemable
    warrants and preferred
    stock to redemption value ........          --        (538)        --    (58,539)          --          --         --
                                          --------   ---------   --------   --------     --------    --------   --------
Net income (loss) applicable
  to common stockholders .............   $(287,992)  $(334,212)  $ (4,287)  $(90,264)    $(32,436)   $(22,047)  $ 24,668
                                         =========   =========   ========   ========     ========    ========   ========

Basic and diluted net loss
  per common share ...................   $   (3.58)
                                         =========
Weighted-average shares
  outstanding used in
  computing basic and diluted
  net loss per common share ..........      80,367
                                          ========

                                       WEBMD, INC.     MEDE         MEDCAST        NEWS       KINETRA      ENVOY
                                        PRO FORMA   PRO FORMA      PRO FORMA    PRO FORMA    PRO FORMA   PRO FORMA      PRO FORMA
                                       ADJUSTMENTS  ADJUSTMENTS   ADJUSTMENTS  ADJUSTMENTS  ADJUSTMENTS ADJUSTMENTS     COMBINED
                                      ------------ ------------   -----------  -----------  ----------- ------------   -----------
Revenue ............................. $      --         (515)(6)  $    --      $     --     $     --     $    (609)    $   416,014
Operating costs and expenses:
  Cost of operations ................        --         (609)(6)       --            --           --          (515)(6)     271,673
  Development and engineering .......        --           --           --            --           --            --          81,507
  Sales and marketing expense .......        --           --           --            --           --            --         211,237
  General and administrative ........        --           --           --            --           --            --          98,674
  Merger and related costs ..........        --           --           --            --           --            --          10,563
  Non-cash stock compensation .......        --           --           --            --           --            --          29,216
  Depreciation and amortization......   (14,031)(2)   (3,952)(2)   37,929(1)     51,745(1)    (3,236)(2)   (11,710)(2)   2,221,059
                                        917,137(1)   120,021(1)                               89,945(1)    794,072(1)
  Interest and other income, net ....        --           --           --            --           --            --           7,865
  Income taxes ......................        --           --           --            --           --        23,640(5)           --
  Dividends on preferred stock ......        --           --           --            --           --            --        (139,525)
  Extraordinary loss ................        --           --           --            --           --            --          (2,198)
  Accretion of redeemable
    warrants and preferred
    stock to redemption value .......        --           --       58,539(4)         --           --            --            (538)
                                      ---------    ---------      -------      --------     --------     ---------     -----------
Net income (loss) applicable
  to common stockholders............. $(903,106)   $(115,975)     $20,610      $(51,745)    $(86,709)    $(758,816)    $(2,642,311)
                                      =========    =========      =======      ========     ========     =========     ===========
Basic and diluted net loss per
  common share.......................                                                                                  $    (13.81)
                                                                                                                       ===========
Weighted-average shares outstanding
  used in computing basic and
  diluted net loss per common
  share .............................    55,350(3)     9,007(3)     2,189(3)      2,000(3)     7,437(3)     35,000(3)      191,350
                                      =========    =========      =======       =======    =========     =========     ===========


                             See accompanying notes

                                WEBMD CORPORATION

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                   ENVOY
                                                             HISTORICAL       HISTORICAL          PRO FORMA            PRO FORMA
                                                               WEBMD           ENVOY (A)         ADJUSTMENTS (6)       COMBINED
                                                           -------------     ------------      ----------------     --------------
Revenue ...............................................    $    318,202      $    94,177       $      (3,000) (7)     $   409,379

Operating costs and expenses:
   Cost of operations .................................         246,462           46,216              (3,000) (7)         289,678
   Development and engineering ........................          45,233              303                  --               45,536
   Selling, general and administrative ................         362,626           18,392                  --              381,018
   General and administrative
   Depreciation and amortization ......................       1,352,866            6,513              (3,164) (2)       1,687,078
                                                                                                     330,863  (1)
   Merger and restructuring ...........................          44,881               --                  --               44,881
   Interest and other income, net .....................          (2,827)             153                  --               (2,674)
   Income taxes .......................................                           (6,179)              6,179  (5)              --
                                                           ------------      -----------       -------------          -----------
Net income (loss) applicable to common stockholders....    $ (1,736,693)     $    16,727       $    (321,520)          (2,041,486)
                                                           ============      ===========       =============          -----------
Basic and diluted net loss per common share ...........    $      (8.41)                                                    (9.04)
                                                           ============                                               ===========
Weighted-average shares outstanding used in
   computing basic and diluted net loss per
   common share .......................................         206,462                               19,444  (3)         225,906
                                                           ============                        =============          ===========


                             See accompanying notes.

                                WEBMD CORPORATION
--------------------------------------------------------------------------------

       NOTES TO THE UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS FOR WEBMD CORPORATION COMBINED WITH WEBMD, INC., MEDE AMERICA, MEDCAST,
           THE NEWS CORPORATION STRATEGIC ALLIANCE, KINETRA AND ENVOY

The adjustments to the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2000 and year ended December 31, 1999 assume the mergers occurred as of January 1, 1999 and are as follows:

         (A) The historical results of operations only include periods prior to acquisition by WebMD.

         (1) To reflect the amortization of goodwill and other intangible assets resulting from the mergers. The goodwill and other intangible assets are being amortized over periods of approximately three to five years. Currently, management does not anticipate that any significant value will be attributed to purchased in-process research and development.

         (2) To reflect the elimination of amortization related to historical intangible assets of the acquired companies.

         (3) Basic and diluted net loss per share have been adjusted to reflect the issuance of WebMD's common stock as if the shares had been outstanding for the entire periods presented. The effects of stock options and warrants assumed and preferred stock issued in the mergers have not been included as their inclusion would be anti-dilutive.

         (4) To reflect the reversal of accretion on redeemable preferred stock that was forfeited by redeemable preferred stockholders upon the completion of the Medcast merger.

         (5) To eliminate income tax expense as a result of pro forma consolidated loss.

         (6)      To eliminate intercompany revenue and cost of operations.

        UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS OF MEDICAL
                MANAGER COMBINED WITH PHYSICIAN COMPUTER NETWORK

         The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 and nine months ended September 30, 2000 reflect the acquisition of certain assets of Physician Computer Network on March 30, 2000 for a purchase price of $60 million, including forgiveness of $7 million of outstanding loans made by Medical Manager to Physician Computer Network, plus the assumption of certain liabilities. The acquisition is considered a taxable transaction for federal, state and local income tax purposes.

         The Medical Manager unaudited pro forma combined condensed consolidated statements of operations have been presented as if the Physician Computer Network acquisition had been consummated on January 1, 1999. For purposes of combining Medical Manager's historical financial data with Physician Computer Network's historical financial data in the unaudited pro forma combined condensed consolidated statement of operations, the unaudited financial data of Medical Manager for the twelve months ended December 31, 1999 has been combined with audited financial data of Physician Computer Network for the twelve months ended December 31, 1999.

                           MEDICAL MANAGER CORPORATION
--------------------------------------------------------------------------------

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                 MEDICAL          PHYSICIAN
                                                MANAGER            COMPUTER
                                               CORPORATION         NETWORK          PRO FORMA          PRO FORMA
                                              HISTORICAL (A)      HISTORICAL        ADJUSTMENTS        COMBINED
                                              ---------------     -----------     ----------------     ---------
  Revenue ..................................    $ 218,250         $  68,823        $    (540)  (1)     $ 286,533
  Operating costs and expenses:
     Cost of operations ....................      116,382            48,598             (540)  (1)       164,440
     Development and engineering ...........       20,478             3,963               --              24,441
     Selling, general and administrative....       83,313            19,473               --             102,786
     Litigation expenses ...................        5,400            23,400          (23,400)  (2)         5,400
     Merger and related costs ..............       17,991                --               --              17,991
     Depreciation and amortization .........       10,155             6,189           (4,719)  (3)        26,525
                                                                                      14,900   (4)
                                                ---------         ---------        ---------           ---------
        Total operating costs and expenses..      253,719           101,623          (13,759)            341,583
                                                ---------         ---------        ---------           ---------
  Loss from operations .....................      (35,469)          (32,800)          13,219             (55,050)
  Interest and other income, net ...........       13,419            13,009           (1,426)  (5)        15,164
                                                                                      (9,838)  (6)
  Gain on sale of investments ..............       24,887                --                               24,887
  Income taxes .............................       (2,964)             (125)           4,643   (7)         1,554
                                                ---------         ---------        ---------           ---------
  Net income (loss) applicable to common
    stockholders ...........................         (127)          (19,916)           6,598             (13,445)
                                                =========         =========        =========           =========

  Basic and diluted net loss per common
    share ..................................    $   (0.00)                                             $   (0.37)
                                                =========                                              =========

  Weighted average Shares outstanding
    used in computing basic and
    diluted net loss per common share ......       35,694                                779   (8)        36,473
                                                =========                          =========           =========


                             See accompanying notes

                           MEDICAL MANAGER CORPORATION
--------------------------------------------------------------------------------

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                    MEDICAL
                                                    MANAGER           PHYSICIAN COMPUTER
                                                  CORPORATION              NETWORK            PRO FORMA        PRO FORMA
                                                HISTORICAL (A)(C)        HISTORICAL (B)      ADJUSTMENTS        COMBINED
                                                -----------------     ------------------     -----------       ---------
Revenue ..................................        $ 177,625               $ 12,403         $   (75) (1)        $ 189,953
Operating costs and expenses:
  Cost of operations .....................          107,434                  9,119             (75) (1)          116,478
  Development and engineering ............           28,688                  1,210              --                29,898
  Selling, general and administrative ....           86,962                  2,810              --                89,772
  Litigation expenses ....................              850                     --              --                   850
  Merger and Related Costs ...............            6,721                     --              --                 6,721
  Depreciation and Amortization ..........           48,493                    972            (741) (3)           52,449
                                                                                             3,725  (4)
                                                  ---------               --------         -------             ---------
     Total operating costs and expense ...          279,148                 14,111           2,909               296,168
                                                  ---------               --------         -------             ---------
Income (loss) from operations ............         (101,523)                (1,708)         (2,984)             (106,215)
Interest and other income, net ...........           36,747                    275            (357) (5)           36,665
Income taxes .............................            3,306                     --           1,336  (7)            4,642
                                                  ---------               --------         -------             ---------
Net loss applicable to common
  stockholders............................          (61,470)                (1,433)         (2,005)              (64,908)
                                                  =========               ========         =======             =========

Basic and diluted net loss per common
  share...................................        $   (1.62)                                                   $   (1.67)
                                                  =========                                                    =========
Weighted-average shares outstanding used
  in computing basic and diluted net
  loss per common share...................           37,981                                    779  (8)           38,760
                                                  =========                                =======             =========


                             See accompanying notes

                           MEDICAL MANAGER CORPORATION

                      NOTES TO PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS
                                   (UNAUDITED)

         The total estimated purchase price of Physician Computer Network has been allocated on a preliminary basis to the assets and liabilities based on management's best estimates of their fair value with the excess over the net tangible assets acquired allocated to goodwill. These allocations are subject to change pending a final determination and analysis of the total purchase price and the fair value of the assets acquired and liabilities assumed. The acquisition will be accounted for under the purchase method of accounting. The excess of the purchase price over the fair value of the net assets acquired is being amortized over five years.

         The following is a summary of the adjustments reflected in the unaudited pro forma combined condensed consolidated statement of operations (in thousands):

(A) Because of the September 28, 2000 announcement of the WebMD board of directors' approval of a plan to dispose of Porex Corporation and other plastics and filtration subsidiaries ("Porex"), the results of operations of Porex have been excluded from Medical Manager's results of operation for all periods presented.

(B) The historical results of operations only include periods prior to acquisition by Medical Manager.


(C) The historical results of operations only include periods prior to acquisition by WebMD Corporation.


(1) Represents the elimination of intercompany revenue and cost of operations.

(2) Represents the elimination of the charge related to Physician Computer Network's settlement of securities litigation, which resulted in liabilities not assumed by Medical Manager in its acquisition of Physician Computer Network.

(3) Represents the elimination of amortization related to historical intangible assets of Physician Computer Network.

(4) Represents the amortization of the excess of the purchase price over the net assets acquired of Physician Computer Network.

(5) Represents the decrease in interest income to reflect the payment of the cash portion of the purchase price and the estimated expenses associated with the acquisition.

(6) Represents the elimination of the gain on the sale of the Wismer Martin division of Physician Computer Network to Medical Manager in July 1999.

(7) Represents the tax effect of the adjustments to the unaudited pro forma combined condensed consolidated statement of operations, excluding the elimination of the gain on the sale of the Wismer Martin division of Physician Computer Network to Medical Manager in July 1999 and the charge related to Physician Computer Network's settlement of securities litigation, based on a combined federal and state effective tax rate of 40% for all periods presented.

(8) Represents the increase in the number of outstanding shares of Medical Manager common stock to reflect the payment of the stock portion of the purchase price. The market price used in the calculation represents the average of the average closing sale price during the ten trading days ending on March 27, 2000 and the average closing sale price during the ten trading days ending on March 28, 2000.

                                  Exhibit Index

EXHIBIT
  NO.            DESCRIPTION
--------         -----------
3.1*     --      Tenth Amended and Restated Certificate of Incorporation of
                 the Registrant, as amended, including Certificate of
                 Designations of the Series A Payment-in-Kind Preferred Stock of
                 the Registrant and Certificate of Designations of the Series B
                 Convertible Redeemable Preferred Stock of the Registrant

3.2*     --      Amended and Restated Bylaws of the Registrant

23.1     --      Consent of Independent Public Accountants

99.1*    --      Press release dated September 12, 2000, titled "WebMD
                 Announces Completion of Medical Manager, CareInsite, and
                 OnHealth Network Transactions"

------------------------

*  Previously filed